EXHIBIT 99.1

FOR IMMEDIATE RELEASE                CONTACT: Frederick N. Cooper (215) 938-8312
December 9, 2004                                     fcooper@tollbrothersinc.com
                                                 Joseph R. Sicree (215) 938-8045
                                                     jsicree@tollbrothersinc.com


 TOLL BROTHERS REPORTS RECORD 4TH QTR 2004 EPS OF $2.22, UP 87% VS 4TH QTR 2003
 ------------------------------------------------------------------------------
              RECORD 4TH QTR NET INCOME OF $180.6 MILLION RISES 93%
              -----------------------------------------------------
                 RECORD FISCAL YEAR 2004 EPS OF $5.04 GROWS 47%
                 ----------------------------------------------
            RECORD FY 2004 NET INCOME INCREASES 57% TO $409.1 MILLION
            ---------------------------------------------------------
           TOLL PROJECTS NET INCOME GROWTH OF MORE THAN 40% IN FY 2005
           -----------------------------------------------------------
              AND FY 2005 REVENUES OF $5.0 BILLION TO $5.35 BILLION
              -----------------------------------------------------


Huntingdon Valley, PA, December 9, 2004 -- Toll Brothers, Inc., (NYSE:TOL) (www.tollbrothers.com), the nation's leading builder of luxury homes, today reported record fourth-quarter and fiscal-year-end results for earnings, revenues, contracts and backlog for the period ended October 31, 2004. The Company's fourth-quarter earnings, revenues and backlog were the highest for any quarter in its history.

In addition to its earnings results, the Company announced record revenues for FY 2004's fourth quarter of $1.46 billion, which rose 62%, and record contracts of $1.53 billion, which rose 51% versus Fiscal 2003's fourth quarter. For its full Fiscal 2004, the Company announced record revenues of $3.89 billion, which grew 40%; record contracts of $5.64 billion, which grew 62%; and a record fiscal year-end backlog of $4.43 billion, which grew 68% versus Fiscal 2003.

Robert I. Toll, chairman and chief executive officer, stated: "Demand remained tremendous for Toll Brothers homes throughout Fiscal 2004 (and has continued through the first five weeks of our Fiscal 2005). With more communities and more product lines than ever before, we produced record results across the board while enjoying strong pricing power in the lot-constrained, affluent markets where we operate.

"With our record backlog and the current strength of demand, we enter Fiscal 2005 with great optimism. Based on projected home building revenues of between $5.0 billion and $5.35 billion, we believe net income will grow at least 40% in Fiscal 2005.

"With demand outpacing supply in most of our affluent markets, we believe the 60,000 lots we now control represent a five-to-six year pipeline for continued growth. Since we plan to continue increasing our selling communities over the coming years, we believe we are positioned to produce net income and revenue growth of at least 20% in Fiscal 2006 and subsequent years."

                                     *more*

Toll Brothers will be broadcasting live via the Investor Relations section of its website, WWW.TOLLBROTHERS.COM, a conference call hosted by Chairman and Chief Executive Officer Robert I. Toll at 2:00 p.m. (EST) today, December 9, 2004, to discuss these results and its outlook for fiscal 2005. Prior to this conference call, the Company intends to file a Form 8-K with the Securities and Exchange Commission containing its guidance for expected results of operations for Fiscal 2005 which will be discussed on the call. To access the call, enter the Toll Brothers website, then click on the Investor Relations page, and select "Conference Calls". Participants are encouraged to log on at least fifteen minutes prior to the start of the presentation to register and download any necessary software. The call can be heard live with an on-line replay which will follow and continue through January 31, 2005.

Toll Brothers' financial highlights for the three-month and twelve-month periods ended October 31, 2004:

o FY 2004's fourth-quarter net income of $180.6 million ($2.22 per share diluted) grew 93% versus FY 2003's fourth-quarter net income of $93.4 million ($1.19 per share diluted), the previous fourth-quarter record.

o FY 2004's twelve-month net income of $409.1 million ($5.04 per share diluted) grew 57% versus FY 2003's twelve-month net income of $259.8 million ($3.44 per share diluted). This was the Company's twelfth consecutive year of record earnings.

o FY 2004 fourth-quarter revenues of $1.46 billion, the highest quarter in the Company's history, grew 62% over FY 2003's fourth-quarter revenues of $903.4 million. FY 2004 fourth-quarter home building revenues of $1.44 billion (2,395 homes), also the highest quarter in the Company's history, increased 62% over FY 2003's fourth-quarter home building revenues of $893.7 million (1,578 homes), the previous fourth-quarter record. Revenues from land sales totaled $1.6 million for FY 2004's fourth quarter compared to $6.4 million in FY 2003's.

o FY 2004 twelve-month revenues of $3.89 billion exceeded by 40% FY 2003's twelve-month revenues of $2.78 billion. This was the Company's thirteenth consecutive year of record revenues. FY 2004 twelve-month home building revenues of $3.84 billion (6,627 homes) increased 41% over FY 2003's twelve-month home building revenues of $2.73 billion (4,911 homes), the previous record. FY 2004 revenues from land sales for the twelve-month period totaled $22.5 million compared to $27.4 million in the same period in FY 2003.

o In addition, in the Company's fiscal 2004 fourth-quarter and twelve-month periods, unconsolidated entities in which the Company had an interest delivered revenues of $36.9 million (89 homes) and revenues of $52.4 million (130 homes), respectively, compared to $3.7 million (12 homes) and $12.0 million (38 homes), respectively, in the same periods of fiscal 2003. The Company's share of the profits from the delivery of these homes is included in `Equity Earnings in Unconsolidated Entities' on the Company's Income Statement.

o The Company's FY 2004 fourth-quarter contracts of $1.53 billion (2,248 homes), grew by 51% over FY 2003's fourth-quarter contracts of $1.02 billion (1,749 homes), the previous fourth-quarter record. In addition, in fourth-quarter 2004, unconsolidated entities in which the Company had an interest signed contracts of $41.3 million (91 homes).
                                     *more*

o FY 2004's twelve-month contracts of $5.64 billion (8,684 homes), which was the Company's fourteenth consecutive year of record contracts, grew by 62% over FY 2003's twelve-month total of $3.48 billion (6,132 homes). In addition, in the twelve-month FY 2004 period, unconsolidated entities in which the Company had an interest signed contracts of $123.5 million (289 homes).

o FY 2004 fourth-quarter-end backlog of $4.43 billion (6,709 homes), the highest in the Company's history, increased 68% over FY 2003's record fourth-quarter-end backlog of $2.63 billion (4,652 homes), the previous fourth-quarter record. In addition, at the end of fiscal 2004, unconsolidated entities in which the Company had an interest had a backlog of $75.8 million (174 homes).

Toll Brothers, Inc. is the nation's leading builder of luxury homes. The Company began business in 1967 and became a public company in 1986. Its common stock is listed on the New York Stock Exchange and the Pacific Exchange under the symbol "TOL". The Company serves move-up, empty-nester, active-adult and second-home home buyers and operates in 21 states: Arizona, California, Colorado, Connecticut, Delaware, Florida, Illinois, Massachusetts, Maryland, Michigan, Nevada, New Hampshire, New Jersey, New York, North Carolina, Ohio, Pennsylvania, Rhode Island, South Carolina, Texas, and Virginia.

Toll Brothers builds luxury single-family detached and attached home communities, master planned luxury residential resort-style golf communities and urban low, mid- and high-rise communities, principally on land it develops and improves. The Company operates its own architectural, engineering, mortgage, title, land development and land sale, golf course development and management, home security, landscape, cable T.V. and broadband Internet delivery subsidiaries. The Company also operates its own lumber distribution, and house component assembly and manufacturing operations.

Toll Brothers is the only publicly traded national home building company to have won all three of the industry's highest honors: America's Best Builder from the National Association of Home Builders, the National Housing Quality Award and Builder of the Year. For more information visit WWW.TOLLBROTHERS.COM.

      Certain information included herein and in other Company reports, SEC filings, statements and presentations is forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements concerning anticipated operating results, financial resources, changes in revenues, changes in profitability, interest expense, growth and expansion, anticipated income from joint ventures and the Toll Brothers Realty Trusts Group, the ability to acquire land, the ability to secure governmental approvals and the ability to open new communities, the ability to sell homes and properties, the ability to deliver homes from backlog, the average delivered price of homes, the ability to secure materials and subcontractors, the ability to maintain the liquidity and capital necessary to expand and take advantage of future opportunities, and stock market valuations. Such forward-looking information involves important risks and uncertainties that could significantly affect actual results and cause them to differ materially from expectations expressed herein and in other Company reports, SEC filings, statements and presentations. These risks and uncertainties include local, regional and national economic conditions, the demand for homes, domestic and international political events, uncertainties created by terrorist attacks, the effects of governmental regulation, the competitive environment in which the Company operates, fluctuations in interest rates, changes in home prices, the availability and cost of land for future growth, the availability of capital, uncertainties and fluctuations in capital and securities markets, changes in tax laws and their interpretation, legal proceedings, the availability of adequate insurance at reasonable cost, the ability of customers to finance the purchase of homes, the availability and cost of labor and materials, and weather conditions.

                                     *more*

                      TOLL BROTHERS, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                             (AMOUNTS IN THOUSANDS)


                                                            October 31,
                                                    ---------------------------
                                                       2004             2003
                                                    -----------     -----------
ASSETS

Cash and cash equivalents                           $  580,863      $  425,251
Inventory                                            3,878,260       3,080,349
Property, construction and office equipment, net        52,429          43,711
Receivables, prepaid expenses and other assets         146,212         113,633
Mortgage loans receivable                               99,914          57,500
Customer deposits held in escrow                        53,929          31,547
Investments in and advances to
  unconsolidated entities                               93,971          35,400
                                                    -----------     -----------
                                                    $4,905,578      $3,787,391
                                                    ===========     ===========

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
Loans payable                                       $  340,380      $  281,697
Senior notes                                           845,665         546,669
Subordinated notes                                     450,000         620,000
Mortgage company warehouse loan                         92,053          49,939
Customer deposits                                      291,424         176,710
Accounts payable                                       181,972         151,730
Accrued expenses                                       574,202         346,944
Income taxes payable                                   209,895         137,074
                                                    -----------     -----------
                  Total liabilities                  2,985,591       2,310,763
                                                    -----------     -----------

Stockholders' equity:
Preferred stock, none issued
Common stock                                               770             770
Additional paid-in capital                             200,938         190,596
Retained earnings                                    1,770,730       1,361,619
Treasury stock                                         (52,451)        (76,357)
                                                    -----------     -----------
                  Total stockholders' equity         1,919,987       1,476,628
                                                    -----------     -----------
                                                    $4,905,578      $3,787,391
                                                    ===========     ===========


                                     *more*

                      TOLL BROTHERS, INC. AND SUBSIDIARIES
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                  (Amounts in thousands, except per share data)

                                                       Twelve months ended              Three months ended
                                                           October 31,                      October 31,
                                                   ----------------------------    ---------------------------
                                                       2004            2003            2004            2003
                                                   ------------    ------------    ------------    -----------
Revenues:
     Housing sales                                  $3,839,451      $2,731,044      $1,444,301     $  893,658
     Land sales                                         22,491          27,399           1,553          6,372
     Equity earnings from
     unconsolidated entities                            15,731             981           8,786            281
     Interest and other                                 15,420          15,817           7,937          3,053
                                                    ----------      ----------      ----------     ----------
                                                    $3,893,093      $2,775,241      $1,462,577     $  903,364
                                                    ----------      ----------      ----------     ----------

Costs and expenses:
     Housing sales                                   2,747,274       1,977,439       1,030,739        642,794
     Land sales                                         15,775          17,875           1,460          4,413
     Selling, general and
       administrative expenses                         381,080         288,337         110,925         81,983
     Interest                                           93,303          73,245          33,333         23,110
     Expenses related to early
     retirement of debt                                  8,229           7,192                          3,302

                                                    ----------      ----------      ----------     ----------
                                                    $3,245,661      $2,364,088      $1,176,457     $  755,602
                                                    ----------      ----------      ----------     ----------

Income before income taxes                             647,432         411,153         286,120        147,762
Income taxes                                           238,321         151,333         105,546         54,380
                                                    ----------      ----------      ----------     ----------
Net income                                          $  409,111      $  259,820      $  180,574     $   93,382
                                                    ==========      ==========      ==========     ==========

Earnings per share:
     Basic                                          $     5.50      $     3.68      $     2.42     $     1.29
     Diluted                                        $     5.04      $     3.44      $     2.22     $     1.19

Weighted average number
     Of shares:
     Basic                                              74,323          70,670          74,695         72,564
     Diluted                                            81,165          75,541          81,496         78,722

Supplemental data:
     Interest incurred                                 113,448         104,754          28,311         27,923
     Depreciation & amortization                        21,767          12,075          10,536          3,234


                                     *more*

PERIOD ENDED OCTOBER 31:

                                                             UNITS                              $ (MILL)
                                                   4TH QTR.          4TH QTR.          4TH QTR.          4TH QTR.
CLOSINGS                                             2004              2003              2004              2003
---------------------------                       ---------          ---------         ---------        ---------
NORTHEAST                                               361                244             193.7            142.5
(CT,MA,NH,NJ,NY,RI)
MID-ATLANTIC                                            843                580             462.6            288.6
(DE,MD,PA,VA)
MID-WEST   (IL,MI,OH)                                   171                136             100.1             76.1
SOUTHEAST  (FL,NC,SC,TN)                                254                177             123.7             92.1
SOUTHWEST  (AZ,CO,NV,TX)                                358                205             213.9            110.4
WEST COAST (CA)                                         408                236             350.3            184.0
                                                      -----              -----           -------          -------
TOTAL CONSOLIDATED ENTITIES                           2,395              1,578           1,444.3            893.7
UNCONSOLIDATED ENTITIES                                  89                 12              36.9              3.7
                                                      -----              -----           -------          -------
         TOTAL                                        2,484              1,590           1,481.2            897.4
                                                      =====              =====           =======          =======

CONTRACTS
---------------------------
NORTHEAST                                               338                323             197.2            178.3
(CT,MA,NH,NJ,NY,RI)
MID-ATLANTIC                                            783                607             514.3            314.9
(DE,MD,PA,VA)
MID-WEST   (IL,MI,OH)                                   159                 98             105.3             53.0
SOUTHEAST  (FL,NC,SC,TN)                                284                163             165.6             80.2
SOUTHWEST  (AZ,CO,NV,TX)                                431                301             288.9            165.7
WEST COAST (CA)                                         253                257             261.1            225.0
                                                      -----              -----           -------          -------
TOTAL CONSOLIDATED ENTITIES                           2,248              1,749           1,532.4          1,017.1
UNCONSOLIDATED ENTITIES                                  91                  8              41.3              2.6
                                                      -----              -----           -------          -------
         TOTAL                                        2,339              1,757           1,573.7          1,019.7
                                                      =====              =====           =======          =======

BACKLOG

---------------------------
NORTHEAST                                             1,028                932             599.5            519.4
(CT,MA,NH,NJ,NY,RI)
MID-ATLANTIC                                          2,245              1,674           1,372.4            837.1
(DE,MD,PA,VA)
MID-WEST   (IL,MI,OH)                                   446                294             284.3            163.2
SOUTHEAST  (FL,NC,SC,TN)                                726                411             463.5            218.3
SOUTHWEST  (AZ,CO,NV,TX)                              1,351                709             849.7            396.8
WEST COAST (CA)                                         913                632             864.5            497.1
                                                      -----              -----           -------          -------
TOTAL CONSOLIDATED ENTITIES                           6,709              4,652           4,433.9          2,631.9
UNCONSOLIDATED ENTITIES                                 174                 15              75.8              4.7
                                                      -----              -----           -------          -------
         TOTAL                                        6,883              4,667           4,509.7          2,636.6
                                                      =====              =====           =======          =======

                                     *more*

PERIOD ENDED OCTOBER 31:

                                                           UNITS                         $ (MILL)
                                                    FYE             FYE             FYE             FYE
CLOSINGS                                            2004           2003            2004             2003
----------------------------                      --------       --------        ---------       ---------
NORTHEAST                                            1,016            755            572.9           450.3
(CT,MA,NH,NJ,NY,RI)
MID-ATLANTIC                                         2,398          1,793          1,252.5           882.0
(DE,MD,PA,VA)
MID-WEST   (IL,MI,OH)                                  478            405            274.0           219.4
SOUTHEAST  (FL,NC,SC,TN)                               772            653            366.7           311.3
SOUTHWEST  (AZ,CO,NV,TX)                               902            717            527.9           378.2
WEST COAST (CA)                                      1,061            588            845.5           489.8
                                                     -----          -----          -------         -------
TOTAL CONSOLIDATED ENTITIES                          6,627          4,911          3,839.5         2,731.0
UNCONSOLIDATED ENTITIES                                130             38             52.4            12.0
                                                     -----          -----          -------         -------
         TOTAL                                       6,757          4,949          3,891.9         2,743.0
                                                     =====          =====          =======         =======

CONTRACTS
----------------------------
NORTHEAST                                            1,112          1,027            653.0           584.9
(CT,MA,NH,NJ,NY,RI)
MID-ATLANTIC                                         2,969          2,333          1,787.8         1,171.8
(DE,MD,PA,VA)
MID-WEST   (IL,MI,OH)                                  630            433            395.2           237.5
SOUTHEAST  (FL,NC,SC,TN)                             1,087            591            611.8           296.9
SOUTHWEST  (AZ,CO,NV,TX)                             1,544            890            980.7           506.5
WEST COAST (CA)                                      1,342            858          1,213.0           678.4
                                                     -----          -----          -------         -------
TOTAL CONSOLIDATED ENTITIES                          8,684          6,132          5,641.5         3,476.0
UNCONSOLIDATED ENTITIES                                289             29            123.5             9.2
                                                     -----          -----          -------         -------
         TOTAL                                       8,973          6,161          5,765.0         3,485.2
                                                     =====          =====          =======         =======

                                       ###